                                                                    EXHIBIT 10.1

                                    CONTRACT
                               FOR THE SUPPLY OF
                            UNCOOLED IMAGING MODULES


                                    between


                           AGEMA Infrared Systems AB
                                Rinkebyvagen 19
                                    Danderyd
                                     Sweden


                                      and


                    Lockheed Martin IR Imaging Systems, Inc.
                                 2 Forbes Road
                         Lexington, Massachusetts 02173
                            United States of America



  The bracketed portions of this contract marked with double asterisk [**] have been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R (S)240.24b-2.

                                    CONTRACT
                               FOR THE SUPPLY OF
                         UNCOOLED MICROBLOMETER MODULES


This is a Contract ("The Contract") by and between AGEMA Infrared Systems AB, (hereinafter called the "Buyer"), having a place of business at Rinkebyvagen 19, Danderyd, Sweden, and Lockheed Martin IR Imaging Systems, Inc. (hereinafter called the "Seller"), having a place of business at 2 Forbes Road, Lexington, MA 02173, United States of America. The Buyer and the Seller may be collectively referred to herein as the "Parties", and each may be referred to herein as a "Party".

WHEREAS, the Buyer and Seller, on May 31st, 1994, have entered into a Cooperative Development and Exclusivity Agreement relating to Uncooled Imaging Modules which contemplated but did not detail the production sale of such equipment by the Seller to the Buyer; and

WHEREAS, the Seller has developed and is prepared to sell Uncooled Imaging Modules; and

WHEREAS, the Buyer seeks to purchase Uncooled Imaging Modules for the purpose of application to products of the Buyer,

NOW, THEREFORE, the Buyer and the Seller agree as follows:

The Seller shall sell, and the Buyer shall purchase Uncooled Imaging Modules, in accordance with the Terms and Conditions herein set forth. The Contract is executed in duplicate originals, of which one shall remain with the Buyer and the other with the Seller.

IN WITNESS WHEREOF, the Buyer and the Seller have caused this contract to be executed by their duly authorized representatives as of the day and year last written below.

Lockheed Martin IR Imaging Systems, Inc.  AGEMA Infrared Systems AB


by _____________________________     by ______________________________

Title __________________________     Title ___________________________

Date ___________________________     Date ____________________________

                                 CONTRACT INDEX

ITEM                                                                                                                            PAGE


COVER                                                                                                                              1


SIGNATURE PAGE                                                                                                                     2


CONTRACT INDEX                                                                                                                     3


TERMS AND CONDITIONS

   PREAMBLE.                                                                                                                       4


   Article 1.   EFFECTIVE DATE OF THE CONTRACT.                                                                                    4


   Article 2.   PRICE; DELIVERABLE ITEMS; DELIVERY SCHEDULE; SELLER'S
                INVOICES AND BUYER'S PAYMENTS; NO SET OFF.                                                                         4


   Article 3.   SHIPMENT AND TRANSFER OF TITLE.                                                                                    8


   Article 4.   EXPORT LICENSES                                                                                                    8


   Article 5.   EXCUSABLE DELAYS                                                                                                   8


   Article 6.   WARRANTY                                                                                                           8


   Article 7.   LIQUIDATED DAMAGES.                                                                                                9


   Article 8.   LIMITATION OF LIABILITY                                                                                            9


   Article 9.   NOTICES.                                                                                                          10


   Article 10.  ASSIGNMENT                                                                                                        10


   Article 11.  COMPLIANCE WITH U. S. A. LAW                                                                                      10


   Article 12.  CONFIDENTIALITY                                                                                                   11


   Article 13.  ADVERTISING.                                                                                                      11


   Article 14.  LAW.                                                                                                              11


   Article 15.  ARBITRATION.                                                                                                      11




   Article 16.  TERMINATION AND CANCELLATION                                                                                      11


   Article 17.  LANGUAGE.                                                                                                         12


   Article 18.  CONFIGURATION MANAGEMENT; BUYER'S PARTICIPATION IN
                PRODUCTION AND INSPECTION SYSTEM AUDITS; PRIVACY OF
                INFORMATION.                                                                                                      12



   Article 19.  GENERAL                                                                                                           12


   EXHIBIT A    UNCOOLED IMAGING MODULE SPECIFICATION
                DOCUMENT #14801ES017                                                                                              A1



   EXHIBIT B    CONTRACT DELIVERY SCHEDULE                                                                                        B1


                              TERMS AND CONDITIONS

PREAMBLE

The Contract consists of the Cover Page, the Signature Page and the Index, plus the Terms and Conditions in the Articles hereinafter set forth. If any supporting data such as a Statement of Work, a work performance schedule, specifications, drawings or other such documents are applicable to The Contract, they are provided herein as the Exhibits identified in the Index. The Contract, for administrative purposes of the Buyer, is covered by a Purchase Order issued by the Buyer, which Purchase Order shall be subject to the provisions of Article
19.3 hereof.

The Contract is entered into between the Buyer and the Seller to implement some of the provisions of the Cooperative Development Agreement between the Buyer and the Seller relating to Uncooled Imaging Modules that was made and effective on 31 May 1994.

Conflicts, if any, among the following parts of The Contract shall be resolved by taking them in this order of precedence: (i) the Terms and Conditions; and
(ii) the Exhibits. The provisions of The Contract may in some particulars, but only where explicitly stated, differ from the provisions of the aforesaid Cooperative Development Agreement; in these instances, conflicts between The Contract and the Cooperative Development Agreement shall be resolved in favor of The Contract.

Article 1  EFFECTIVE DATE OF THE CONTRACT.

The Effective Date of The Contract shall be that date upon which The Contract has been signed by the Buyer and by the Seller and a duplicate original has been delivered to each.

Article 2 PRICE; DELIVERABLE ITEMS; DELIVERY SCHEDULE; SELLER'S INVOICES AND BUYER'S PAYMENTS; NO SET OFF.

2.1  Price.

2.1.1 Contract Prices. The prices to be paid by the Buyer for the deliverable items under The Contract shall be subject to adjustments depending on fluctuations in the rate of exchange of U. S. Dollars for Swedish Krona . The agreed adjustments are described in paragraph 2.1.2, below. "Nominal" prices, as described below, are the unadjusted prices.

2.1.1.1 The nominal price of The Contract (the Nominal Contract Price), at a Total Deliverable Modules Quantity of [**], is is $[**]. This price includes $[**] for [**], Item 1 of Table 2.2-1 hereof, plus $[**] for the special tests,
Item 2 of said Table, to be performed on the first [**] deliverable Modules.

2.1.1.2 The Nominal Unit Price to be billed by the Seller to the Buyer on delivery of an Uncooled Imaging Module shall be $[**] for the duration of The Contract. The Nominal Unit Price is identified for billing purposes and for convenience in the administration of Terms and Conditions hereof.


  [**] Information omitted pursuant to 17 C.F.R. (S)240.24b-2.

2.1.2 Currency and Currency Fluctuation. All prices stated herein are stated in United States dollars. To accommodate fluctuations in currency, payments shall be made in accordance with the following procedure:

 a. The rate of exchange of United States Dollars for Swedish Krona ($/Kr) set the London Currency Exchange at 0900 hours GMT on the Effective Date of the Contract shall be made part of the record of The Contract by a communication between the Buyer and the Seller.

 b. On the day upon which the Buyer presents to the Buyer's bank its order to make any payment to the Seller required hereunder, the Buyer shall determine and certify to the Seller the same rate of exchange set at 0900 hours GMT on that day (the payment date).

 c. The Buyer shall on that day direct its bank to make payment to the Seller (by wire transfer, per Article 2, paragraph 2.5.2 hereof) of an amount in U. S. Dollars calculated as follows:

   If the ratio of the rate of exchange (in $/Kr) on the aforesaid payment date to the rate of exchange ($/Kr) on the Effective Date of The Contract is R, then.

   if 1.05  R      $US Payment =Invoice Price x (R - 0.05), or

   if 0.95 (less than) R (less than) 1.05    $US Payment =Invoice Price, or

   if R 0.95       $US Payment =Invoice Price x (R + 0.05)

The provisions of this paragraph 2.1.2 shall not apply to payments to be made by the Buyer to the Seller pursuant to the Cooperative Development and Exclusivity Agreement between the Buyer and the Seller that was made and effective as of the 31st day of May 1994, or to payments of any Termination Liabilities pursuant to the Buyer's options under paragraph 2.2.2 hereof.

2.1.3 Taxes, Duties, Fees and Assessments. All U. S. A. taxes are included in the Contract Price. All taxes, duties, fees or assessments of any nature levied against the Seller by any governmental authority except the U. S. A. in connection with The Contract shall be the responsibility of the Buyer, and shall be paid by the Buyer directly to the governmental authority concerned. Prices do not include freight and insurance charges associated with transportation beyond the FCA point, which shall be paid by the Buyer.

2.2 Deliverable Items, Total Deliverable Modules Quantities and Related Buyer's Options

2.2.1  The items to be delivered hereunder are identified in Table 2.2-1.

                         TABLE 2.2-1 Deliverable Items

 Item     Qty/UM             Description*                          FCA Point                 Destination

  1      [**]          Uncooled Imaging Module (UIM)**          Airport, Boston,           TBD
                                                                MA
  2      lot           Special Testing and Reports, First       Not Applicable             Not Applicable
                       200 UIMs***

*     Quantity Subject to downward change per paragraph 2.2.2, below.

** As described in the "Uncooled Imaging Module Specification", Exhibit A, hereof.

*** In accordance with the Specification, Exhibit A hereof, Paragraph 4.3, "Acceptance Tests", Item 3.3.7, [**].

2.2.2 Total Deliverable Modules Quantities and Related Buyer's Options.

2.2.2.1 On the Effective Date of The Contract, the Total Deliverable Modules Quantity hereunder shall be [**] units.

2.2.2.2 The Buyer shall have the option, which must be exercised by the Buyer on or before Seller's close of business on April 30, 1997, to reduce Total Deliverable Modules Quantity hereunder to [**] units by telefax notification (followed by a mailing of the same notification) to the Seller in accordance with Article 9 hereof, "Notices". If the Buyer exercises this option:

  (a) The Buyer shall have no further option under The Contract to increase or to decrease the Total Deliverable Modules Quantity, and

  (b) The Nominal Unit Price set forth in paragraph 2.1.1.2 hereof shall not change; and

  (c) The Buyer shall be obligated to the Seller for a one-time Termination Liability payment of $[**]. The Seller's invoice to the Buyer for payment of this amount in U. S. Dollars, due net 60 days after the date of the invoice. This payment shall not be subject to the rate of exchange provisions of paragraph 2.1.2 hereof; and

  (d) The Nominal Contract Price shall be changed to $[**], which is the sum of the Termination Liability payment and [**] times the Nominal Unit Price, plus the $[**] price for the special tests of Item 2, Table 2.1-1.

2.2.2.3 If the Buyer does not exercise the option provided for in paragraph 2.2.2.2, then the Buyer shall have the option, which must be exercised by the Buyer on or before Seller's close of business on January 2, 1998 at no later than 1700 hours GMT, to reduce the Total Deliverable Modules Quantity hereunder to [**] units by telefax notification (followed by a mailing of the same notification) to the Seller in accordance with Article 9 hereof, "Notices". If the Buyer exercises this option:

  (a) The Buyer shall have no further option under The Contract to increase or to decrease the Total Deliverable Modules Quantity, and

  (b) The Nominal Unit Price set forth in paragraph 2.1.1.2 hereof shall not change; and

  (c) The Buyer shall be obligated to the Seller for a one-time Termination Liability payment of $[**]. The Seller's invoice to the Buyer for payment of this amount in U. S. Dollars, due net 60 days after the date of the invoice. This payment shall not be subject to the rate of exchange provisions of paragraph 2.1.2 hereof; and

  (d) The Nominal Contract Price shall be changed to $[**], which is the sum of the Termination Liability payment and [**] times the Nominal Unit Price, plus the $[**] price for the special tests of Item 2, Table 2.1-1.


  [**] Information omitted pursuant to 17 C.F.R. (S)240.24b-2.

2.3 Acceptance Testing

2.3.1 Prior to delivery of the first five deliverable Uncooled Imaging Modules hereunder, the Seller shall perform on each unit the Design Verification Tests described in the document referenced in the Specification, Exhibit A hereof, entitled "Uncooled Imaging Module Test Procedures, Document # 21056460", and each unit shall be required to pass the test. The tests may be witnessed on a non-interference basis by designated employees of the Buyer. The tests shall be considered as the final acceptance tests on the units, and the Seller shall prepare, certify and deliver with the units copies of the test data. The Seller shall provide adequate advance notice of the start of the tests to the Buyer.

2.3.2 Prior to delivery of the remaining deliverable Uncooled Imaging Modules hereunder, the Seller shall perform on each unit Acceptance Tests decribed in the document referenced in the Specification, Exhibit A hereof, entitled, "Uncooled Imaging Module Test Procedures, Document # 21056460", and each unit shall be required to pass the test. The tests may be witnessed on a non-interference basis by designated employees of the Buyer. Whether or not so witnessed, the tests shall be considered as the final acceptance tests on the units, and the Seller shall prepare, certify and deliver with the units copies of the test data. The Seller when requested by the Buyer, provide approximate dates for scheduled acceptance testing of units, and coordinate with the Buyer any visits for the purpose of witnessing tests.

2.3.3 During the performance of the tests described in 2.3.1 and 2.3.2, above, the Seller shall the special tests called for in Item 2 of Table 2.1-1 hereof, per the requirement set forth in the Specification, Exhibit A hereof.The Seller shall supply the test data for the special tests with the deliverable items.

2.4  Delivery Schedule; Just-in-Time Scheduling.

The Seller shall deliver the Items hereunder to the Buyer in accordance with the "Nominal" schedule shown in Exhibit B, "Contract Delivery Schedule" hereof.

To permit "Just-in-Time" receipt of inventory by the Buyer, the Buyer may elect to increase or decrease the quantity of units to be delivered in any month by 50 percent of the quantity shown for that month in the Schedule. In the event of any such change, the Conrtact Delivery Schedule end dates shall change accordingly.

In the event that the Buyer wishes to change the delivery requirement within the aforesaid limits in any month in the Contract Delivery Schedule, then the Buyer, at least three months in advance, shall so notify the Seller of the changed requirement per Article 9, " Notices", hereof.

2.5  Seller's Invoices and Buyer's Payments.

2.5.1 Seller's Invoices.

2.5.1.1 Invoices for Module Deliveries. The Seller shall submit invoices to the Buyer upon shipment of the items listed in Item 1 of Table 2.1-1 hereof, in the amount determined by multiplying the Nominal Unit Price set forth in paragraph
2.1.1.2 hereof by the number of Units shipped. At the time of invoice preparation, the Seller shall calculate any amounts due to the Buyer pursuant to
Article 7, "Liquidated Damages", hereof, in connection with the shipment at hand, and include appropriate adjustments on the invoice.

2.5.1.2 Invoices for Item 2, Special Tests. The Seller shall submit a single invoice in the amount of $[**] for the special tests of Item 2, Table 2.1-1 hereof, on completion of delivery of the first thirty (30) Item 1 Modules.

2.5.1.3 All Invoices. The Seller shall transmit this invoice to the address set forth below: (i) by telefax on the date of the invoice; and (ii) by mail or express delivery service on the date of the invoice or on the next business day thereafter. The package shall contain an original and three copies of the invoice and any attachments required hereunder.

                 AGEMA Infrared Systems AB
                 Box 3, S-182 11
                 Danderyd
                 Sweden

                              Attention: Mrs. Evy Akerman Accounting Department.
                              Telephone:  46 8 753 25 18
                              FAX:   46 8 753 07 17

2.5.2  Buyer's Payments.

The Buyer shall pay to the Seller the amount of Seller's invoice, adjusted for currency fluctuations if required pursuant to paragraph 2.1.3 hereof, within 60 days of the date of the invoice. The Buyer shall make payment to the Seller by wire transfer of U. S. Dollars to the account set forth below.

               Lockheed Martin IR Imaging Systems, Inc.
               via: Mellon Bank
               Three Mellon Bank Center  Rm. 153-2618
               Pittsburgh, PA 15259-0003

                    ABA Number 043000261
                    Contractor's Account Number 193-5836
                    Type of Depositor Account :  C

2.6 No Set-off. The Buyer shall not set off any amount owed by the Seller or any of its affiliated companies to the Buyer against any amount owed by the Buyer to the Seller under The Contract.

2.7 Meetings. The Buyer and the Seller shall convene at six-month intervals during the period of performance of The Contract for coordination of, and reporting to one another on, the status of the performance under The Contract and the progress of the Buyer in the development of its market for products employing the products of The Seller. The location of the meetings shall alternate between the facilities of the Buyer and the Seller, and each shall bear its own expenses therefor. The first of such meetings shall take place at the Seller's facility on or before 30 April 1997, for the purpose of discussion and negotiation of the Buyer's anticipated future requirements for up to 60 percent of deliveries to be of PAL configuration. Seller acknowledges that the Buyer's order schedule, delivery rate and the exclusivity period may be impacted by such future requirements.

Article 3    SHIPMENT and TRANSFER OF TITLE

3.1 All Shipment by the Seller hereunder shall be made "FCA Logan International Airport, Boston, Massachusetts, U.S. A.", in accordance with the definition and provisions of the term set forth in INCOTERMS, except that the Buyer shall be responsible hereunder to obtain all necessary export licenses.


  [**] Information omitted pursuant to 17 C.F.R. (S) 240.24b-2.

3.2 Title in the Uncooled Imaging Modules delierable hereunder shall pass to the Buyer at the FCA point, i. e., on delivery to the carrier at Logan International Airport, Boston, Massachusetts, U.S. A.

Article 4  EXPORT LICENSES

The Buyer is advised that the Uncooled Imaging Modules deliverable under The Contract are controlled in Category XII of the International Traffic in Arms Regulations (ITAR). As such, the export of the deliverable items hereunder requires a license from the United States Government.

Article 5  EXCUSABLE DELAYS

The Seller shall not be liable for delays in delivery due to causes beyond the Seller's control without the Seller's fault or negligence, including, but not limited to: acts of God; natural disasters, fire, floods, explosions or earthquakes; epidemics or quarantine restrictions; serious accidents; any act of civil or military authority; war, insurrection or riot; and labor disputes; providing that in such cases the Seller exercises due diligence in promptly notifying the Buyer in writing of any known or anticipated delay, and recommences the performance of his obligation on cessation of the delay.

Whatever the cause of any known or anticipated delay, the Seller shall be responsible for informing the Buyer of the reason therefor, and when the Seller expects to proceed with his obligations.

In the event of any such delay, the date of delivery or performance hereunder shall be extended by a period equal to the time loss by reason of such delay. In the event the Seller's production is curtailed for any of the above reasons, the Seller may allocate its production among its various customers in a commercially fair and reasonable manner.

Article 6  WARRANTY

6.1 The Seller warrants that goods delivered under The Contract shall be in conformity with the "Uncooled Imaging Module Specification, Document # 14801ES017", Exhibit A, hereof, and free from defects in material and workmanship under normal use and service, for a period as described in paragraph
6.4 hereof.

6.2 If, during such period, (i) the Seller is notified promptly in writing upon delivery of any defect in the goods, including a detailed description of such defect; (ii) such goods are returned to the Seller transportation prepaid; and
(iii) the Seller's examination of such goods discloses to the Seller's satisfaction that such goods are defective and such defects are not caused by accident, abuse, misuse, neglect, alteration, improper installation, repair or alteration by someone other than the Seller, improper testing, or use contrary to any instructions issued by the Seller, then within eight weeks after the arrival of the returned defective goods at the Seller's plant the Seller shall (at its sole option) either repair or replace such goods. The Seller shall return any goods repaired or replaced under this warranty to the Buyer transportation prepaid.

6.3 Prior to any return of goods by the Buyer pursuant to this Article, the Buyer shall afford the Seller the opportunity to inspect such goods at the Buyer's location. In any event, the Seller shall issue a Return Material Authorization to the Buyer prior to any return of goods to the Seller by the Buyer.

6.4 The period of this warranty shall be as follows.


   (a) The initial warranty period for any delivered item shall commence on the day of delivery of that item by the Seller to the FCA point, and continue for 15 months thereafter.

   (b) The limitation of paragraph 6.4 (a) notwithstanding, the vacuum life shall be warranted for a period of five years from the day of delivery of any item, provided that no warranty of vacuum life shall apply unless the module is operated in an environment that has an ambient temperature of [**] or less and/or is stored at a temperature between the minimum storage temperature and [**].

   (c) The limitation of paragraph 6.4 (a) notwithstanding, UIM performance under normal use and service shall be such that for [**] months after delivery there shall be no more than [**] new unsubstituted nonoperable pixels (NOP). A nonoperable pixel is defined as one that produces a signal that differs by more than [**] from the median of the signal from each of its [**] nearest neighboring pixels when imaging an object having a temperature of [**] and operating in an ambient environment with a temperature of [**].

   (d) If a defect is discovered during the first 90 days of the initial warranty period, and if the Buyer has not delivered the item in question, incorporated into the Buyer's product, to a customer of the Buyer, the Buyer and the Seller shall proceed as in paragraph 6.2, above. If a warranted defect is confirmed and the item is repaired or replaced under the warranty, the item returned by the Seller to the Buyer shall bear the warranty for an new initial period of 15 months as in (a), above.

   (e) If a defect is discovered after the first 90 days of the initial warranty period, or if the Buyer has delivered a defective item, incorporated into the Buyer's product, to a customer of the Buyer, the Buyer and the Seller shall proceed as in paragraph 6.2, above. If a warranted defect is confirmed and the item is repaired or replaced under the warranty, the warranty period for the item shall be extended by the amount of time between the Buyer's notice of defect and the Seller's return of the item to the Buyer at the FCA point.

6.5 The foregoing warranty constitutes the Seller's exclusive liability, and the exclusive remedy of the Buyer, for any breach of any warranty or other nonconformity of the goods covered by The Contract.

6.6 THIS WARRANTY IS EXCLUSIVE, AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE HEREBY EXPRESSLY DISCLAIMED.

Article 7  LIQUIDATED DAMAGES.

The Seller guarantees delivery of the items identified in Table 2.1-1 hereof (hereinafter, "Item(s))" in accordance with the Contract Delivery Schedule set forth in Exhibit B hereof. It is agreed by the parties that if actual damages arise by reason of the Seller's delay in delivery, such damages would be difficult to determine accurately. Therefore, the Seller agrees that in the event that a) the delivery of any Item is delayed for more than one full calendar week beyond a grace period of three (3) weeks


  [**] Information omitted pursuant to 17 C.F.R. (S)240.24b-2.

after such guaranteed delivery time for other than excusable causes as defined in Article 5, "Excusable Delays" hereof, the Seller shall pay to the Buyer as fixed, agreed and liquidated damages for each additional full calendar week beyond said grace period in making delivery, one-half of one percent (0.5%) of the Contract Unit price of the delayed Unit per full calendar week of delay, and the Seller shall be liable for the amount thereof; PROVIDED, that the Seller's liability under this Article is limited to four percent.(4.0%) of the Contract Unit price of the delayed Item causing the actual damages. Seller's payment of liquidated damages, as herein provided, shall be the Buyer's sole remedy for delays due to causes for which the Seller is responsible under this Contract.

Article 8  LIMITATION OF LIABILITY

8.1 The total liability of the Seller for any and all claims, whether in contract, warranty, tort or otherwise, arising out of, connected with or resulting from the performance or non-performance of The Contract, or from the manufacture, sale, delivery, resale, repair, replacement or use of any product or the furnishing of any service, shall not exceed the price allocable to the product or service that gives rise to the claim. This total cumulative liability limitation specifically applies to, but is not limited to, those liabilities of the Seller that may arise from claims under the provisions of Article 6 of The Contract entitled "Warranty" and Article 7 of The Contract entitled, "Liquidated Damages". Except as to title, any such liability shall terminate upon expiration of the warranty period for the last warranted Item delivered hereunder.

8.2 IN NO EVENT SHALL THE SELLER BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE SELLER'S PERFORMANCE OR FAILURE TO PERFORM UNDER THE CONTRACT, OR THE FURNISHING, PERFORMANCE, OR USE OF ANY GOODS OR SERVICES SOLD PURSUANT HERETO, WHETHER DUE TO A BREACH OF CONTRACT, BREACH OF WARRANTY, THE NEGLIGENCE OF THE SELLER, OR OTHERWISE.

Article 9  NOTICES

9.1 Any notice, request, or correspondence of either the Buyer or the Seller to the other with reference to The Contract shall be in the English language.

9.2  Buyer's address for notices from the Seller shall be as follows:

                 AGEMA Infrared Systems AB
                 Box 3, S-182 11
                 Danderyd
                 Sweden

                  Attention: Mr. Arne Almerfors
                             Managing Director
                             Telephone:   46 8 753 25 10
                             FAX: 46 8 753 07 17

9.3  Seller's address for notices from the Buyer shall be as follows:

                 Lockheed Martin IR Imaging Systems, Inc.
                 2 Forbes Road
                 Lexington, MA 02173

                  Attention: Mr. John  J. Ainley
                             International Contracts Manager, M/S 340
                             Telephone: 617-863-3767
                             FAX: 617-863-4193


Article 10  ASSIGNMENT

10.1 Neither the Buyer nor the Seller may assign its rights under The Contract without the prior written consent of the other, and any purported assignment without such consent shall have no force or effect. Such consent shall not be unreasonably withheld.

10.2 Such consent shall not be required in the case where the assignment is to be made to a successor-in-interest to that part of the business of the assignor that includes The Contract, provided that the successor-in-interest agrees to be bound by the obligations hereunder of the assignor.

Article 11  COMPLIANCE WITH U. S. A. LAW

The Seller's performance under The Contract shall comply with the federal, state and local laws and regulations of the U. S. A.

Article 12  CONFIDENTIALITY

The Buyer and the Seller agree that The Contract and performance hereunder will be kept confidential and will be dealt with in accordance with each party's usual procedures relating to proprietary information. No publicity will be released by either the Buyer or the Seller without the prior written consent of the other.

Article 13  ADVERTISING

Neither the Buyer nor the Seller shall make use of the other's name for publicity purposes, and neither shall use any information or news contained in or connected with The Contract unless the other has given its written consent.

Article 14  LAW

The Contract shall be governed by the laws of the Commonwealth of Massachusetts and of the United States of America as to all matters of interpretation, performance and remedies insofar as such law is existent and can or will be applied in the jurisdiction in which either the Buyer or the Seller may seek adjudication of any such matter.

Article 15  ARBITRATION

In the event that disputes arise under the terms of The Contract on which there is continuing disagreement for more than thirty (30) days, either the Buyer or the Seller may elect by a thirty (30) days Notice in writing, to submit the matter to Arbitration. If the dispute is not settled within said thirty (30) day period of such Notice, the following shall apply to such Arbitration which shall be the exclusive mechanism for resolution of disputes hereunder should the Buyer and the Seller be unable amicably to resolve such disputes.

   (a) The Arbitration shall be conducted in London, England.

   (b) The Arbitration shall be conducted under the Rules of Conciliation and Arbitration of the International Chamber of Commerce.

   (c) The costs of the Arbitration shall be distributed equally between the Buyer and the Seller, and each shall otherwise bear its own additional or other expenses and fees.

   (d) The Decision of the Arbitration Tribunal shall be binding on the Buyer and the Seller, and such Decision shall be enforceable in any Court having jurisdiction of the party against whom any such decision or award is granted.

Article 16  TERMINATION AND CANCELLATION

16.1 The Contract may be terminated, as hereinafter provided, by either party for material breach or default of the terms or conditions hereof. In the event of such termination a sixty-day Notice in writing setting forth the breach or default shall be provided; however, should the party receiving the Notice correct said breach or default complained of during said sixty-day period, then the Notice shall be considered null and void as if the same had not been sent.

16.2 The Contract shall be automatically canceled in the event of bankruptcy, voluntary or involuntary winding up, the appointment of a receiver of the assets or business, making of an assignment for the benefit of creditors, or the termination of the operation of the business of either the Buyer or the Seller.

16.3 In the event of termination or cancellation of The Contract for any reason, the obligations of the Buyer and the Seller to comply with the terms and conditions of The Contract shall continue up to the effective date of such termination.

16.4 Termination or cancellation of The Contract shall not affect obligations of confidentially assumed hereunder by either the Buyer or the Seller.


Article 17  LANGUAGE

The English Language shall be used in all communications between the Seller and the Buyer relating to The Contract.

Article 18 CONFIGURATION MANAGEMENT; BUYER'S PARTICIPATION IN PRODUCTION AND INSPECTION SYSTEM AUDITS; PRIVACY OF INFORMATION.

18.1 Configuration Management. The Seller shall maintain a configuration management system for control of changes in the Uncooled Imaging Module.
Subject to paragraph 18.3, below, the Seller shall provide copies of all Engineering Change Orders (ECO's) to the Buyer as they are approved by the Seller's Configuration Review Board (CRB). The Seller shall forward minor changes (class II ECO's) to the Buyer in the Seller's format for the Buyer's information. The Seller shall forward major changes (class I ECO's) to the Buyer for approval. The Seller shall classify class I ECO's as "Routine" or "Urgent". "Routine" ECOs shall be dispositioned within 60 calendar days of the date sent. If the Buyer fails to respond within this time, the Seller may assume the Buyer's approval. For "Urgent" ECOs, the disposition time limit shall be 20 calendar days.

The Seller shall at its option prepare and submit proposals for equitable adjustment of the contract price, delivery and other terms for any ECO activity arising from:Buyer-initiated changes, including those due to the needs of the Buyer's vendors. The Seller shall include rough-order-of-magnitude estimates of price impact with the initial technical proposals, and follow with formal price proposals if the Buyer decides to go forward.

18.2 Buyer's Participation in Production and Inspection System Audits.

The Buyer may, during the period of performance of The Contract, participate in inspections and conduct on-site audits of the Seller's procedures that govern the production and inspection thereunder. The Buyer shall make agrrangements with the Seller in advance such participation and conduct of audits. The activities shall be conducted on a non-interference basis at reasonable and mutually accepted times and intervals.

18.3 Privacy of Information. The Seller shall not in connection with the activities identified in paragraphs be required to divulge information about its Uncooled Imaging Module manufacturing processes and facilities that is proprietary to the Seller or for which U. S. Government regulations prohibit disclosure.

Article 19  GENERAL

19.1 The headings and titles to and within the Articles of The Contract are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

19.2 No cancellation, modification, amendment, deletion, addition or other change in The Contract or any provision hereof or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically set forth in writing and signed by the Buyer and the Seller. No waiver of any right or remedy in respect of any occurrence or event on one occasion shall be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

19.3 The Buyer may use its standard purchase order forms in the administration of The Contract. The Buyer and the Seller agree that such use is only for the administrative convenience of the Buyer and that no provisions on the face or reverse of such forms or the Buyer's attachments thereto shall have any effect on The Contract or the subject matter of the purchase order except as required to identify The Contract and the purchase order

19.4 The Contract is written pursuant to Article III of the Cooperative Development and Exclusivity Agreement between the Buyer and the Seller that was made and effective as of the 31st day of May 1994, and is not intended to supersede any provision of that Agreement or any Non-Disclosure Agreement that exists between the Buyer and the Seller. Nonetheless, The Contract supersedes all other agreements, oral or written, heretofore made with respect to the subject hereof and the transactions contemplated hereby, and contains the entire agreement of the Buyer and the Seller with respect to the production and delivery of Uncooled Imaging Modules.

                                   EXHIBIT A

                            UNCOOLED IMAGING MODULE
                                 SPECIFICATION,
                             DOCUMENT # 14801ES017




  [**Technical specifications and test procedures documents of 8 and 27 pages respectively have been omitted]


  [**] Information omitted pursuant to 17 C.F.R. (S)240.24b-2.

                                   EXHIBIT B

                           CONTRACT DELIVERY SCHEDULE



                             [** Schedule omitted]


  [**] Information omitted pursuant to 17 C.F.R. (S) 240.24b-2.